Exhibit (a)(1)(i)

Tigo Energy, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
TO PURCHASE SHARES OF COMMON STOCK
FOR A NUMBER OF REPLACEMENT OPTIONS

SUMMARY TERM SHEET – OVERVIEW

THIS OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 11:59 P.M. EASTERN TIME ON DECEMBER 10, 2024
UNLESS THIS OFFER IS EXTENDED

Tigo Energy, Inc., which is sometimes referred to herein as “Tigo,” the “Company,” “our,” “us,” or “we,” is offering eligible employees and directors the opportunity to exchange certain outstanding options to purchase shares of our common stock, par value $0.0001 per share (“Common Stock”), for new options to purchase a number of shares of our Common Stock (“Replacement Options”). We expect to grant the Replacement Options effective promptly following the Offer Expiration Date (as defined below). We are making this offer (“Offer”) upon the terms, and subject to the conditions, set forth in this Offer to Exchange Certain Outstanding Options to Purchase Shares of Common Stock for a Number of Replacement Options (this “Offer to Exchange”) and in the related Terms of Election (the “Terms of Election” and, together with this Offer to Exchange, as they may be amended from time to time, the “Option Exchange”).

Eligibility. Only Eligible Options may be exchanged in the Option Exchange. For these purposes, “Eligible Options” are those options that:

●	were granted under the Tigo Energy, Inc. 2023 Equity Incentive Plan (the “Equity Incentive Plan”);

●	have an exercise price greater than $10.64 per share; and

●	are held by an employee or director of the Company or its subsidiaries as of the Replacement Option Grant Date (as defined below).

Options granted under any equity incentive plan other than the Equity Incentive Plan or held by an individual who is not an employee or director of Tigo or its subsidiaries as of the Replacement Option Grant Date are not eligible to be exchanged in the Option Exchange.

You are eligible to participate in the Option Exchange only if you:

●	are an employee or director of the Company or any of its subsidiaries on the date this Offer commences and remain an employee or director, as applicable, through the Replacement Option Grant Date;

●	are resident in the United States or Italy and

●	hold at least one Eligible Option as of the Offer Expiration Date.

The outstanding options that you hold under the Equity Incentive Plan give you the right to purchase shares of our Common Stock once those options vest by paying the applicable exercise price (and satisfying any applicable tax withholding obligations). Thus, when we use the term “option” in this Offer to Exchange, we refer to the actual options you hold to purchase shares of our Common Stock and not the shares of Common Stock underlying those options.

Exchange Ratios. If you participate in the Offer, the number of Replacement Options you receive will depend on the exercise price and grant date of the Eligible Options that you elect to exchange. The exchange ratios will be calculated on an approximate “value-for-value” basis, meaning that they will be determined in a manner intended to result in the grant of Replacement Options with an aggregate fair value that is approximately the same as the aggregate fair value of the Eligible Options they replace, calculated as of the Offer Expiration Date, which will be the time that we set the exchange ratios.

The exchange ratio for each Eligible Option cannot be calculated as of the date of this Offer because the ratios will be based in part on the future value of our common stock during and at the end of the Offer. The exchange ratios are structured so that in no event would the number of Replacement Options received by you exceed the number of shares underlying the Eligible Options exchanged for the Replacement Options.

After 3:00 P.M. (and no later than 8:00 P.M.) Eastern Time, on the Offer Expiration Date (as defined below), we will distribute by email to you at your Company email (or if you are a director, at the email we have on file for you) the exact exchange ratios to be used in the Offer with respect to each of their Eligible Options.

If you are eligible to participate in the Option Exchange, you can exchange your Eligible Options on a grant-by-grant basis, i.e., based on the original grant date and exercise price of the Eligible Option (referred to herein as a “Separate Option Grant”). No partial exchanges of Separate Option Grants will be permitted; however, you can choose to exchange one or more of your eligible Separate Option Grants without having to exchange all of your eligible Separate Option Grants. If you have previously exercised a portion of an eligible Separate Option Grant, only the portion of the eligible Separate Option Grant which has not yet been exercised will be eligible to be exchanged.

All Eligible Options that we accept pursuant to the Option Exchange will be canceled on the expiration date of this Offer, currently scheduled for 11:59 P.M. Eastern Time on December 10, 2024 (as may be extended, the “Offer Expiration Date”), and Eligible Options elected for exchange will no longer be exercisable after that time. We expect to grant the Replacement Options effective promptly following the Offer Expiration Date, with the date of grant for the Replacement Options referred to in this Offer as the “Replacement Option Grant Date.” The Replacement Options will have a per share exercise price equal to the per share closing trading price of our Common Stock on the Nasdaq Stock Market LLC (“Nasdaq”), on the Replacement Option Grant Date (or the immediately preceding trading day if the Replacement Option Grant Date is not a trading day).

Terms of Replacement Options. We will grant the Replacement Options under the Equity Incentive Plan, on the Replacement Option Grant Date, which we expect will be on or about December 10, 2024. In order to be granted a Replacement Option, you must remain continuously employed by the Company or one of our subsidiaries or in continuous service as a non-employee director of the Company through the Replacement Option Grant Date.

The Replacement Options:

●	will have a per share exercise price equal to the per share closing trading price of our Common Stock on Nasdaq on the Replacement Option Grant Date (or the immediately preceding trading day if the Replacement Option Grant Date is not a trading day);

●	will have the same vesting schedule as the tendered Eligible Option;

●	will have a term equal to the remaining term of the tendered Eligible Option and will expire on the same expiration date as the tendered Eligible Option;

●	will have the terms and be subject to the conditions as provided for in the Equity Incentive Plan and the stock option agreement evidencing the Replacement Option.

Although our Board of Directors (the “Board”) has approved this Offer, neither we nor our Board make any recommendation as to whether you should elect to exchange or refrain from electing to exchange all or any of your Eligible Options. You must make your own decision regarding whether to elect to exchange all or any of your Eligible Options.

This Offer is not conditioned upon a minimum aggregate number of Eligible Options being surrendered for exchange. This Offer is subject to certain conditions which we describe in Section 6 of this Offer to Exchange and the terms described in this Offer.

Shares of our Common Stock are listed on Nasdaq under the symbol “TYGO.” On November 8, 2024, the closing price of shares of our Common Stock on Nasdaq was 1.08 per share. We recommend that you obtain current market quotations for shares of our Common Stock before deciding whether to elect to exchange your Eligible Options.

As of November 8, 2024, Eligible Options outstanding under our Equity Incentive Plan were exercisable for approximately 750,696 shares of Common Stock, or approximately 1.2% of our total shares of Common Stock outstanding as of November 4, 2024, which was 60,743,162 shares.

IMPORTANT

If you wish to participate in this Offer, you must properly complete, sign and deliver the election form so that we receive it on or before 11:59 P.M. Eastern Time, on the Offer Expiration Date, which is currently scheduled for December 10, 2024, by email (by PDF or similar imaged document file) delivered to: stockadmin@tigoenergy.com. Election submissions that are received after this deadline will not be accepted. In order to participate in this Offer and submit your election, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer to Exchange as set forth in the Offer documents.

For subsequent withdrawals and elections, please deliver the properly completed and signed election form (or Notice of Withdrawal of election form) so that we receive it before 11:59 p.m., Eastern Time, on the Offer Expiration Date, which is currently scheduled for December 10, 2024, by email (by PDF or similar imaged document file) delivered to: stockadmin@tigoenergy.com.

You are responsible for making sure that the election form is delivered as indicated above. You must allow for sufficient time to complete, sign and deliver your election form to ensure that we receive your election form before the Offer Expiration Date. We intend to confirm the receipt of your election form by email within two business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have timely received your election form.

You do not need to return your stock option agreement(s) for your Eligible Options to be cancelled and exchanged in the Offer because they will be automatically cancelled effective as of the Offer Expiration Date if we accept your Eligible Options for exchange.

You should direct questions about this Offer and requests for additional copies of this Offer to Exchange and the other Offer documents by emailing stockadmin@tigoenergy.com.

We are not making this Offer to, nor will we accept any election to exchange options from or on behalf of, option holders in any jurisdiction outside of the United States or Italy. However, we may, at our discretion, take any actions necessary or desirable for us to make this Offer to option holders in any such jurisdiction.

THIS OPTION EXCHANGE OFFER DOCUMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE OR FOREIGN SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS EXCHANGE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMPANY HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM ELECTING TO EXCHANGE YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. THE COMPANY HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED TERMS OF ELECTION. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY THE COMPANY.

NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOYMENT OR SERVICE OF THE COMPANY OR TO AFFECT OUR RIGHT TO TERMINATE THE EMPLOYMENT OR SERVICE OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION.

THE COMPANY RESERVES THE RIGHT TO AMEND OR TERMINATE THE Equity Incentive Plan AT ANY TIME, AND THE GRANT OF AN OPTION UNDER THE Equity Incentive Plan OR THIS OFFER DOES NOT IN ANY WAY OBLIGATE US TO GRANT ADDITIONAL OPTIONS OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OPTION EXCHANGE IN ANY FUTURE YEAR. THE GRANT OF AN OPTION AND ANY FUTURE OPTIONS GRANTED UNDER THE Equity Incentive Plan OR IN RELATION TO THIS OFFER IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION THAT IS OR WOULD BE SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION OR SIMILAR PAY, OTHER THAN TO THE EXTENT REQUIRED BY LOCAL LAW.

OPTION EXCHANGE

TABLE OF CONTENTS

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS	1
Exchange Design	1
Administrative/Timing	4
Other Important Questions	8
RISK FACTORS	10
THIS OFFER	12
Consideration	19
Terms of Replacement Options	20
Vesting of Replacement Options	20
Exercise	21
U.S. Federal Income Tax Consequences of Options	21
Registration of Option Shares	21
Tigo Energy, Inc. 2020 Incentive Award Plan	21
Interests of our Directors, Officers and Affiliates	28
Transactions and Arrangements Concerning our Securities	29
SCHEDULE A A GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES AND DIRECTORS	35
SCHEDULE B INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF TIGO ENERGY, INC.	36

i

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this Offer. We urge you to read carefully the following questions and answers, as well as the remainder of this Offer to Exchange. Where applicable, we have included section references to the remainder of this Offer to Exchange where you can find a more complete description of the topics in this question and answer summary. We suggest that you consult with your personal financial and tax advisors before deciding whether to participate in this Offer. Please review this summary term sheet and questions and answers, and the remainder of this Offer to Exchange and the Terms of Election to ensure that you are making an informed decision regarding your participation in this Offer.

For your ease of use, the questions have been separated into three sections:

1.	Exchange Design.

2.	Administrative/Timing.

3.	Other Important Questions.

Exchange Design

1. What is the Option Exchange?

The Option Exchange is being offered by the Company to allow eligible employees and directors of the Company or its subsidiaries to exchange their outstanding options that were granted under the Equity Incentive Plan for new options to purchase a lesser amount of shares of Common Stock, which we refer to as Replacement Options. The number of shares subject to Replacement Options that will be granted in exchange for existing Eligible Options will be determined by the exchange ratios set forth in a personalized notification form sent to you at your Company email (or if you are a director, at the email we have on file for you) after 3:00 P.M. (and no later than 8:00 P.M.) Eastern Time, on the Offer Expiration Date. The Replacement Options will be granted on the Replacement Option Grant Date, which we expect will be on or about December 10, 2024. The Replacement Options will have an exercise price equal to the closing price of shares of our Common Stock on the Replacement Option Grant Date (or the immediately preceding trading day if the Replacement Option Grant Date is not a trading day). The Replacement Options will be subject to the terms and conditions as provided for in the Equity Incentive Plan. Each Replacement Option will have (x) a term equal to the remaining term of the tendered Eligible Option and expire on the same expiration date as the tendered Eligible Option and (y) the same vesting schedule as the tendered Eligible Option.

2. Why are we making this Offer?

An objective of our equity incentive programs has been, and continues to be, to align the interests of Equity Incentive Plan participants with those of our stockholders, and we believe that the Option Exchange is an important component in our efforts to achieve that goal. We are implementing the Option Exchange using exchange ratios designed to result in grants of Replacement Options with an accounting value that will be approximately equal to the accounting value of the Eligible Options that are surrendered in the Option Exchange.

A significant majority of our employees’ and directors’ options have exercise prices that exceed, in some cases significantly, the trading price range of shares of our Common Stock over the past year. For example, the exercise prices of the Eligible Options range from $10.65 to $11.50, and since November 13, 2023, the high and low closing sales prices of shares of our Common Stock as listed on Nasdaq has ranged from $3.24 to $0.92, respectively. The closing sale price of our Common Stock has exceeded $2.00 only once during calendar year 2024. We believe these underwater options are no longer effective as incentives to motivate and retain our employees. In the face of a competitive market for exceptional employees, the need for adequate and appropriate incentives and retention tools remains strong. The Offer will also allow our non-employee directors to be fairly compensated for their service on our Board.

As of November 8, 2024, we had an aggregate of 5,757,295 shares subject to outstanding options under our equity incentive plans or available for issuance under the Equity Incentive Plan, which we collectively refer to as our “overhang,” constituting approximately 9.5% of our outstanding shares of Common Stock as of November 4, 2024, which was 60,743,162 shares. As of November 8, 2024, Eligible Options outstanding under our Equity Incentive Plan were exercisable for approximately 750,696 shares of Common Stock, or approximately 1.2% of our total shares of Common Stock outstanding as of November 4, 2024.

Eligible Options remain outstanding and contribute to overhang until such time as they expire, terminate or are otherwise canceled. Although Eligible Options are not likely to be exercised as long as our share price is lower than the applicable exercise price, they will remain an expense on our financial statements with the potential to dilute stockholders’ interests for up to the full term of the options, while delivering relatively little retentive or incentive value. We believe that the Replacement Options will be more likely to be exercised, which would reduce our overhang. Further, surrendered Eligible Options will be canceled and returned to the pool of shares reserved for future grant under the Equity Incentive Plan.

The Option Exchange is voluntary and will allow eligible employees and directors to choose whether to keep their existing options at existing exercise prices and vesting schedules or to exchange those options for Replacement Options with new exercise prices. We intend the Option Exchange to enable eligible employees and directors to recognize value from their options, but this cannot be guaranteed considering the unpredictability of the stock market. See Section 2 of the Offer to Exchange entitled “Purpose of this Offer” below for additional information.

Subject to the limitations set forth in Sections 6 and 14 of the Offer to Exchange entitled “Conditions of this Offer” and “Extension of Offer; Termination; Amendment,” respectively, we reserve the right before the Offer Expiration Date, to terminate or amend this Offer and to postpone our acceptance and cancellation of any options elected for exchange, if at any time on or after the date of commencement of the Offer and prior to the Offer Expiration Date certain events have occurred.

3. How many Replacement Options will I receive for the Eligible Options that I exchange?

The exchange ratio applicable to each of your Eligible Options and the number of Replacement Options that may be granted in exchange for each of your Eligible Options will be set forth in a personalized notification form sent to you at your Company email address (or if you are a director, at the email address we have on file for you) after 3:00 P.M. (and no later than 8:00 P.M.) Eastern Time, on the Offer Expiration Date. The exchange ratios will be calculated on an approximate “value-for-value” basis, meaning that the exchange ratios will be determined in a manner intended to result in the grant of Replacement Options with an aggregate fair value that is approximately the same as the aggregate fair value of the Eligible Options they replace, calculated as of the Offer Expiration Date, which will be the time that we set the exchange ratios.

The value of the Eligible Options was calculated using the Black-Scholes option pricing model. The value of the Replacement Options will be calculated using the Hull-White I Lattice Model (the “Lattice Model”) as of the Replacement Option Grant Date. This valuation model calculates the theoretical present value of a stock option using variables such as stock price, exercise price, volatility, and expected exercise behavior. Because underwater stock options will be less valuable than Replacement Options, you will need to exchange more than one Eligible Option to receive one Replacement Option.

Because options with different exercise prices and expiration dates have different Lattice Model values, different grants may have different exchange ratios. The exchange ratios will show you how many Eligible Options you need to exchange to get one Replacement Option.

The exchange ratio for each Eligible Option cannot be calculated as of the date of this Offer because the ratios will be based in part on the future value of our common stock during and at the end of the Offer. The exchange ratios are structured so that in no event would the number of Replacement Options received by you exceed the number of shares underlying the Eligible Options exchanged for the Replacement Options.

After 3:00 P.M. (and no later than 8:00 P.M.) Eastern Time, on the Offer Expiration Date (as defined below), we will distribute to you at your Company email (or if you are a director, at the email we have on file for you) the exact exchange ratios to be used in the Offer with respect to each of their Eligible Options.

If your total exchanged options would result in less than one Replacement Option, we will round up your Replacement Options so that you get a minimum of one Replacement Option. See Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date” and Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for additional information.

Replacement Options will be granted with a per share exercise price equal to the per share closing trading price of our Common Stock on Nasdaq on the Replacement Option Grant Date (or the immediately preceding trading day if the Replacement Option Grant Date is not a trading day), which we expect will be on or about December 10, 2024. Participating in the Option Exchange requires an eligible employee to make a voluntary election to tender Eligible Options on or before 11:59 P.M. Eastern Time on December 10, 2024, unless this Offer is extended, after which time such election will be irrevocable.

4. Which options are eligible for this Offer?

Options eligible for exchange are those held by employees and directors of us and our subsidiaries who are resident in the United States or Italy that were granted under the Equity Incentive Plan.

5. Who is eligible to participate in this Offer?

You are eligible to participate in this Offer only if (i) you are an employee or director of the Company or any of its subsidiaries as of the Offer commencement date and remain an employee or director through the Replacement Option Grant Date, (ii) you are resident in the United States or Italy and (iii) you hold at least one Eligible Option on the Offer Expiration Date.

6. What if I leave the Company before the Replacement Option Grant Date?

If you are no longer employed with, or cease serving as a director of, the Company or any of its subsidiaries, whether voluntarily, involuntarily, or for any other reason, before the Replacement Option Grant Date, you will not be able to participate in this Offer.

ACCORDINGLY, IF YOU ARE NOT AN EMPLOYEE OR DIRECTOR OF THE COMPANY OR ANY OF ITS SUBSIDIARIES AS DESCRIBED ABOVE WHO IS RESIDENT IN THE UNITED STATES OR ITALY ON THE REPLACEMENT OPTION GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THIS OFFER AND HAD TENDERED SOME OR ALL OF YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THIS OFFER, AND YOU WILL RETAIN YOUR OUTSTANDING OPTION(S) IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR SERVICE, YOU MAY BE ENTITLED TO EXERCISE YOUR OUTSTANDING OPTION(S) DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF SERVICE. See Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date” and Section 5 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of Replacement Options” below for additional information.

7. Why aren’t the exchange ratios set at one-for-one?

The exchange ratios for the Option Exchange will be determined using the Lattice Model and will be based on, among other things, the trading price of our common stock during and at the end of the Offer, the exercise prices of the Eligible Options, and the remaining terms of the Eligible Options and the Replacement Options. The exchange ratios will be calculated to result in an aggregate fair value, for accounting purposes, of the Replacement Options approximately equal to the aggregate fair value of the Eligible Options they replace, the trading price of our common stock during and at the end of the Offer, in order to balance the compensatory goals of the Option Exchange and the interests of our stockholders, including reducing our total number of shares of Common Stock underlying outstanding options, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of Replacement Options. If we were to exchange the options on a one-for-one basis, but reduce the exercise price to the lower current fair market value of shares of our Common Stock, the fair value of the Replacement Options and the associated accounting expense would be greater than the current fair value of the Eligible Options. Accordingly, the higher-value Replacement Options will cover fewer shares of our Common Stock than the lower-value Eligible Options they replace to achieve the same value.

The exchange ratio for each Eligible Option cannot be calculated as of the date of this Offer because the ratios will be based in part on the future value of our common stock during and at the end of the Offer. The exchange ratios are structured so that in no event would the number of Replacement Options received by you exceed the number of shares underlying the Eligible Options exchanged for the Replacement Options.

After 3:00 P.M. (and no later than 8:00 P.M.) Eastern Time, on the Offer Expiration Date (as defined below), we will distribute to you at your Company email (or if you are a director, at the email we have on file for you) the exact exchange ratios to be used in the Offer with respect to each of their Eligible Options.

8. If I participate, what will happen to my exchanged options?

Eligible Options that you elect to exchange will be cancelled on the Offer Expiration Date, which is currently scheduled for 11:59 P.M. Eastern Time on December 10, 2024, unless this Offer is extended.

9. If I elect to exchange some of my Eligible Options, do I have to elect to exchange all of my Eligible Options?

No. You may elect to exchange your Eligible Options on a grant-by-grant basis (determined based on options having the same grant date and exercise price), that is you may elect to exchange or not exchange each Separate Option Grant. If you elect to exchange any portion of a Separate Option Grant in the Offer, you must elect to exchange the entire Separate Option Grant. No partial exchanges of Separate Option Grants will be permitted.

10. What happens to Eligible Options that I choose not to exchange or that you do not accept for exchange?

Eligible Options that you choose not to exchange or that we do not accept for exchange will remain outstanding and will retain their existing terms, exercise prices and vesting schedules.

11. Will I receive non-qualified stock options or incentive stock options if I participate in this Offer?

A Replacement Option granted in replacement of a canceled non-qualified stock option will be a non-qualified stock option. A Replacement Option granted in replacement of a canceled incentive stock option may be an incentive stock option to the maximum extent permitted under U.S. tax law.

There may be circumstances under which all or a portion of a Replacement Option granted in replacement of a canceled incentive stock option will not qualify as an incentive stock option. Please see the section “Risks relating to tax effects” under “Risk Factor” as well as Question 29 below regarding U.S. federal tax consequences.

12. What are the conditions to this Offer?

This Offer is subject to the conditions described in Section 6. This Offer is not conditioned upon a minimum aggregate number of options being elected for exchange. See Section 6 of the Offer to Exchange entitled “Conditions of this Offer” below for additional information.

Administrative/Timing

13. How do I participate in this Offer?

If you are a holder of Eligible Options, you may tender your Eligible Options for exchange at any time before the Offer Expiration Date, which is currently scheduled for 11:59 p.m., Eastern Time, December 10, 2024 (or such later date as may apply if the Offer is extended).

To validly tender your Eligible Options, you must deliver a properly completed and signed election form, and any other documents required by the election form, by email (by PDF or similar imaged document file) to stockadmin@tigoenergy.com.

You do not need to return your stock option agreements relating to any tendered Eligible Options as they will be automatically cancelled effective as of the Replacement Option Grant Date if we accept your Eligible Options for exchange. We will separately provide to you the grant documents relating to your Replacement Options for your acceptance following the Replacement Option Grant Date.

Your Eligible Options will not be considered tendered until we receive your properly completed and signed election form. We must receive your properly completed and signed election form before 11:59 P.M. Eastern Time, on the Offer Expiration Date, which is currently scheduled for December 10, 2024, by email (by PDF or similar imaged document file) delivered to: stockadmin@tigoenergy.com. If you miss this deadline, you will not be permitted to participate in the Offer.

We will accept delivery of the signed election form only by email (by PDF or similar imaged document file). You are responsible for making sure that the election form is delivered to the email address indicated above. You must allow for sufficient time to complete and deliver your election form to ensure that we receive your election form before the Offer Expiration Date.

We intend to confirm the receipt of your election form by email within two business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have timely received your election form.

We reserve the right to reject any or all tenders of Eligible Options that we determine are not in appropriate form or that we determine would be unlawful to accept. Subject to our rights to extend, terminate and amend the Exchange Offer, we expect to accept all properly tendered Eligible Options on the Replacement Option Grant Date.

See Section 3 of the Offer to Exchange entitled “Procedures for Electing to Exchange Options” below for additional information.

14. Whom can I contact if I have questions about the Offer or if I need additional copies of the Offer documents?

You should direct questions about this Offer and requests for additional copies of this Offer to Exchange and the other Offer documents by emailing stockadmin@tigoenergy.com.

15. What will happen if I do not submit my election by the deadline?

If you do not submit your election by the deadline, then you will not participate in this Offer, and all options currently held by you will remain intact at their original exercise price and subject to their original terms and conditions. See “Risk Factors” below for additional information.

IF YOU FAIL TO PROPERLY SUBMIT YOUR ELECTION BY THE DEADLINE, YOU WILL NOT BE PERMITTED TO PARTICIPATE IN THIS OFFER.

16. During what period of time can I withdraw or change my previous elections?

You can withdraw or change your previously submitted election to exchange or not exchange Eligible Options at any time on or before 11:59 P.M. Eastern Time on the Offer Expiration Date, which is scheduled to occur on December 10, 2024, unless extended by us. If this Offer is extended beyond December 10, 2024, you can withdraw or change your election at any time until the extended expiration of this Offer. For subsequent withdrawals and elections, please deliver the properly completed and signed election form (or Notice of Withdrawal of election form) so that we receive it before 11:59 p.m., Eastern Time, on the Offer Expiration Date, which is currently scheduled for December 10, 2024, by email (by PDF or similar imaged document file) delivered to: stockadmin@tigoenergy.com. It is your responsibility to confirm that we have received your correct election before the deadline. In all cases, the last election submitted and received prior to the deadline will be final and irrevocable. See Section 4 of the Offer to Exchange entitled “Withdrawal Rights” below for additional information.

AFTER THE DEADLINE TO WITHDRAW OR CHANGE YOUR ELECTION HAS OCCURRED, YOU WILL NOT BE PERMITTED TO WITHDRAW OR CHANGE YOUR ELECTION.

17. Can I exchange the remaining portion of an Eligible Option grant that I have already partially exercised?

Yes, any unexercised portion of a separate Eligible Option grant can be exchanged. If you have previously exercised a portion of an Eligible Option grant, only the portion of that option grant that has not yet been exercised will be eligible to be exchanged. Any portion of a Separate Option Grant that has been exercised is not eligible to participate in the Option Exchange. The Replacement Option will only replace the portion of Eligible Option grant that is cancelled upon the expiration of this Offer.

18. Can I select which of my Eligible Options to exchange?

Yes. You can exchange your Eligible Options on a grant-by-grant basis, determined based on the grant date and exercise price of the original option. However, no partial exchanges of Separate Option Grants will be permitted.

19. Can I exchange both vested and unvested Eligible Options?

Yes. You can exchange Eligible Options, whether or not they are vested (and you must exchange all of the unexercised portion of a Separate Option Grant if you choose to exchange such Separate Option Grant). Each Replacement Option will have the same vesting schedule as the tendered Eligible Option.

20. What will be my new option exercise price?

The per share exercise price of the Replacement Options will be the per share closing trading price of our Common Stock on Nasdaq on the Replacement Option Grant Date, which is expected to occur on or about December 10, 2024. See Section 1 of the Offer to Exchange entitled “Eligibility; Number of Options; Offer Expiration Date,” Section 2 of the Offer to Exchange entitled “Purpose of this Offer” and “Risk Factors” below for additional information.

21. When will the Replacement Options be granted?

We will grant the Replacement Options on the Replacement Option Grant Date, which we expect to occur on or about December 10, 2024. If this Offer is extended beyond the Offer Expiration Date, then the Replacement Options will be granted on an extended Offer Expiration Date. See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for more information.

22. When will the Replacement Options vest?

Replacement Options will be subject to the same vesting schedule as the tendered Eligible Option. Like all of our outstanding options, the vesting of the Replacement Options is dependent upon continued service with the Company or its subsidiaries through the applicable vesting date. Replacement Options are subject to the terms and conditions as provided for in the Equity Incentive Plan and may be forfeited if not vested at the time of a termination of service. See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for additional information.

23. What will be the terms and conditions of my Replacement Options?

Replacement Options will have terms and conditions set forth in the Equity Incentive Plan and will be subject to an applicable form of option award agreement (based on whether you are an employee or director). In addition, the number of shares subject to the Replacement Options and the Replacement Options’ exercise prices will be different from such terms that are applicable to Eligible Options, but the Replacement Options will otherwise have terms and conditions generally similar to the surrendered Eligible Options.

You are encouraged to consult the Equity Incentive Plan and the forms of option award agreements for complete information about the terms of the Replacement Options, which are available upon request by emailing stockadmin@tigoenergy.com. Each Replacement Option will have a term equal to the remaining term of the tendered Eligible Option and will expire on the same expiration date as the tendered Eligible Option, subject to earlier expiration of the option following termination of your employment or service, as applicable, with the Company or any of its subsidiaries. See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for additional information.

24. What if my employment or service with the Company is terminated after the Replacement Options are granted?

If your service with the Company and its subsidiaries terminates for any reason after the Replacement Option has been granted, you will forfeit any shares of Common Stock underlying your Replacement Options that are unvested at the date of your termination, subject to any provisions providing for accelerated vesting. You may exercise your Replacement Options that are vested as of the date of your termination must be exercised within the time set forth in your option award agreement (generally, within three months following the date of your termination of service). See Section 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for additional information.

25. What happens if the Company is subject to a change in control AFTER the Replacement Options are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board believes is in the best interest of our Company and our stockholders. It is possible that, after the grant of Replacement Options, we might effect or enter into an agreement, such as a merger or other similar transaction, in which the current share ownership of our Company will change such that a new group of stockholders has the number of votes necessary to control stockholder voting decisions. We refer to this type of transaction as a change in control transaction.

To obtain detailed change in control provisions governing your current options, you can refer to our Equity Incentive Plan, as applicable, and the prospectus for our Equity Incentive Plan, which is available upon request by emailing stockadmin@tigoenergy.com. Your stock option agreement(s) and certain other agreements between you and the Company may also contain provisions that affect the treatment of your options in the event of a change in control.

26. What happens if the Company is subject to a change in control BEFORE the Replacement Options are granted?

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we reserve the right to take any actions that we deem necessary or appropriate to complete a transaction that our Board believes is in the best interest of our Company and our stockholders. This could include terminating this Offer and/or your right to receive Replacement Options under this Offer.

Any change in control transaction, or announcement of such transaction, could have a substantial effect on our share price, including potentially substantial appreciation in the price of shares of our Common Stock. Depending on the structure of such a transaction, price appreciation in the shares of Common Stock associated with the Replacement Options could be drastically altered. For example, if shares of our Common Stock were to be acquired in a cash merger, the fair market value of our shares, and hence the price at which we grant the Replacement Options, would likely be a price at or near the cash price being paid for the shares of Common Stock in the transaction. As a result of such a transaction, it is possible that the exercise price of the Replacement Options may be more than you might otherwise anticipate. In addition, in the event of an acquisition of our Company for stock, tendering option holders might receive options to purchase shares of a different issuer. See Section 2 of the Offer to Exchange entitled “Purpose of this Offer” below for additional information.

27. Are there other circumstances where I would not be granted Replacement Options?

Yes. Even if we accept your tendered options, we will not grant Replacement Options to you if we are prohibited by applicable law or regulations from doing so, or until all necessary government approvals have been obtained. We will use reasonable efforts to avoid a prohibition, but if prohibited by applicable law or regulation on the Offer Expiration Date, you will not be granted Replacement Options, if at all, until all necessary government approvals have been obtained. In addition, we will not grant Replacement Options to you if you are not an employee or director of us or our subsidiaries on the Replacement Option Grant Date. See Section 12 of the Offer to Exchange entitled “Agreements; Legal Matters; Regulatory Approvals” below for additional information.

28. After the Offer Expiration Date, what happens if my options end up underwater again?

The price of shares of our Common Stock may not appreciate over the long term, and your Replacement Options may become underwater after the Offer Expiration Date. WE CAN PROVIDE NO ASSURANCE AS TO THE PRICE OF SHARES OF OUR COMMON STOCK AT ANY TIME IN THE FUTURE. See Section 2 of the Offer to Exchange entitled “Purpose of this Offer” below for additional information.

Other Important Questions

29. What are the U.S. Federal tax consequences of my participation in this Offer?

The following is a summary of the material U.S. federal income tax consequences of the exchange of options for new options pursuant to the offer for eligible option holders subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code of 1986, as amended, referred to as the “Code,” its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, including the application of the alternative minimum tax and the Medicare tax on net investment income, nor is it intended to be applicable in all respects to all categories of option holders. If you are subject to the tax laws of another country (even if you are also a citizen or a resident of the United States), or if you change your residence or citizenship after the new options are granted to you, you should be aware that there might be other tax and social security consequences that may apply to you.

We strongly recommend that you consult your tax advisor with respect to the federal, state, local, non-U.S. and any other tax consequences of your participation in this offer, as the tax consequences to you are dependent on your specific individual tax situation.

Eligible option holders who exchange eligible options for new options pursuant to this offer generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange. However, see the discussion below under the heading “Incentive Stock Options” for information concerning the possibility that, even if you elect not to participate in the offer, your incentive stock options may be affected.

For U.S. tax purposes, new options that are issued in exchange for eligible options that were incentive stock options will also be incentive stock options, unless federal tax rules limit this characterization, and new options that are issued in exchange for eligible options that were nonstatutory stock options will also be nonstatutory stock options.

If you are considering participating in this Offer, you should consult your own financial, legal and/or tax advisors concerning the federal, state and local tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction applicable to you.

If you accept this Offer and are subject to taxation in the United States, under current law, you generally will not recognize income for federal income tax purposes either at the time your exchanged options are cancelled or when the Replacement Options are granted.

If you are subject to the tax laws of a country other than the United States, even if you are a resident of the United States, you should be aware that there may be other tax consequences that may apply to you. Tax consequences may vary depending on each individual’s circumstances. You should review these disclosures carefully before deciding whether or not to participate in this Offer.

See Section 13 of the Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” below for additional information.

30. How should I decide whether or not to participate?

The decision to participate must be each individual’s personal decision and will depend largely on each individual’s assumptions about the future of our business, our share price, the overall economic environment, and the performance of publicly traded stocks generally. The likely lower exercise price of Replacement Options may allow you to recognize value from your option sooner. There is an inflection point, however, at higher share prices where the value of the Eligible Option you surrendered would have been greater than the value of the Replacement Option. The reason for this is because your Replacement Option will cover fewer shares than the Eligible Option you surrendered. The inflection point for each option grant varies depending on the exercise price and the exchange ratio of such Eligible Option grant.

We understand that this will be a challenging decision for all eligible individuals. THE OPTION EXCHANGE CARRIES CONSIDERABLE RISK, AND THERE ARE NO GUARANTEES OF OUR FUTURE SHARE PERFORMANCE OR THE PRICE OF SHARES OF OUR COMMON STOCK ON THE OFFER EXPIRATION DATE. See Section 17 of the Offer to Exchange entitled “Miscellaneous” below for additional information.

31. What do the executive officers and the members of our Board think of this Offer? Who can I contact to help me decide whether or not I should exchange my Eligible Options?

Although our Board has approved this Offer, neither our executive officers nor the members of our Board make any recommendation as to whether you should elect to exchange or refrain from exchanging your Eligible Options. Please contact your personal financial and tax advisors to assist you in determining if you should exchange your Eligible Options.

32. What are some of the potential risks if I choose to exchange my outstanding Eligible Options?

We cannot predict how shares of our Common Stock or the stock market will perform before the date that the Replacement Options will be granted, and the price of the Company’s shares of Common Stock may increase significantly. This could result in the new grants having a higher exercise price than those you exchanged and could make the Replacement Options less valuable than those you exchanged. In addition, because the Replacement Option you will receive will be exercisable for fewer shares than the Eligible Option you surrendered, there is an inflection point at higher share prices where the value of the Eligible Option you surrendered would have been greater than the value of your Replacement Option.

If you elect to participate in this Offer, the vesting of each Replacement Option granted to you will be subject to the same vesting schedule as the tendered Eligible Option. If your services to the Company and its subsidiaries terminate for any reason prior to vesting of your Replacement Option, you will forfeit the then-unvested portion of your Replacement Option. See “Risk Factors” below for additional information.

33. To whom should I ask questions regarding this Offer?

If you have questions regarding the Offer or have requests for assistance (including requests for additional copies of this Offer to Exchange document or other documents relating to the Offer), please email stockadmin@tigoenergy.com.

the Company MAKES NO RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THE OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER AND TO WHAT EXTENT TO PARTICIPATE. WE ENCOURAGE YOU TO SPEAK WITH YOUR FINANCIAL, LEGAL AND/OR TAX ADVISORS, AS NECESSARY, BEFORE DECIDING WHETHER TO PARTICIPATE IN THE OFFER.

RISK FACTORS

Participation in this Offer involves a number of potential risks and uncertainties, including those described below. This list and the risk factors set forth under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and our other filings with the SEC, highlight the material risks related to the Company which may impact your decision of participating in this Offer. You should carefully consider these risks and we encourage you to speak with your financial, legal and/or tax advisors before deciding whether to participate in this Offer. In addition, we strongly urge you to read the sections in this Option Exchange discussing the tax consequences of participating in this Offer, as well as the rest of this Option Exchange for a more in-depth discussion of the risks that may apply to you.

In addition, this Option Exchange and our SEC reports referred to above include forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and our other filings with the SEC. Furthermore, such forward-looking statements speak only as of the date of this report. We undertake no obligation to publicly update or revise any forward-looking statements contained herein for any reason after the date of this report to conform these statements to new information, actual results or changes in our expectations, except as required by applicable law.

The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with this Offer.

Risks Related to This Offer

If the price of shares of our Common Stock increases after the date of grant of the Replacement Options, your surrendered Eligible Options might have been worth more than the Replacement Options that you will receive in exchange for them.

Because you will receive Replacement Options covering fewer shares than the Eligible Options surrendered, your Replacement Options will have less potential for increases in value due to significantly higher share prices.

The exchange ratios used in the offer may not accurately reflect the value of your Eligible Options at the time of their exchange.

The calculation of the exchange ratios for the Eligible Options in the Offer will be based on the Lattice Model and relies on numerous assumptions. If a different method or different assumptions are used, or if the exchange ratios are calculated as of a different date, the exchange ratio for an Eligible Option grant may vary from the exchange ratio applicable to that particular Eligible Option grant in this Offer. The valuation method that we used for establishing the exchange ratios is designed to estimate a fair value of options as of the date the exchange ratios are calculated and is not a prediction of the future value that might be realized through Eligible Options or Replacement Options. The valuation techniques employed to determine the exchange ratio are consistent with the valuation techniques that will be used to determine the accounting impact of the Option Exchange for financial reporting.

The exchange ratio for each Eligible Option cannot be calculated as of the date of this Offer because the ratios will be based in part on the future value of our common stock during and at the end of the Offer. The exchange ratios are structured so that in no event would the number of Replacement Options received by you exceed the number of shares underlying the Eligible Options exchanged for the Replacement Options.

You should be aware that option valuation is inherently difficult to estimate and imprecise. The utilization of different assumptions in the Lattice Model can produce significantly different results for the ultimate value of an option.

Moreover, even experts can disagree on the correct assumptions to use for any particular option valuation exercise. The assumptions we used for purposes of this offer may not be the same as those used by others and, therefore, our valuation of the eligible options and/or the exchange ratios may not be consistent with those obtained using other valuation techniques or input assumptions and may not reflect the actual value of these options.

Risks Related to Our Business and Shares of Common Stock

You should carefully review the risk factors contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2024, and our Annual Report on Form 10-K for the year ended December 31, 2023, and also the other information provided in this Option Exchange and the other materials that we have filed with the SEC, before making a decision on whether or not to tender your Eligible Options. You may access these filings electronically at the SEC’s website at http://www.sec.gov. In addition, we will provide without charge to you, upon your request, a copy of any or all of the documents to which we have referred you. See “This Offer - Additional Information” for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports. These reports can also be accessed free of charge at https://investors.tigoenergy.com/financials-filings/sec-filings.

Risks Related to Tax Effects

This offer currently is expected to remain open for 20 business days. However, if we extend the offer so that it remains open for 30 or more days, U.S. employees will be required to restart the measurement periods necessary to qualify incentive stock options for favorable tax treatment, even if they choose not to exchange such options in the offer.

Generally, your incentive stock option qualifies for favorable tax treatment if you hold the option for more than two years after the grant date and for more than one year after the date of exercise. We do not expect that the offer will affect the eligibility of any incentive stock options not tendered for exchange in the offer for favorable tax treatment under U.S. tax laws. Thus, if you do not tender your incentive stock option, the holding period will continue to be measured from your original grant date.

However, if the offer period lasts for 30 days or more, any eligible options that are incentive stock options that you have not exchanged in the offer may be deemed modified, and the holding period for such options will restart. As a result, in order to qualify for favorable tax treatment, you would not be able to sell or otherwise dispose of any shares received upon exercise of such options until more than two years from the date this offer commenced on November 12, 2024, and more than one year after the date you exercise such options, whichever date is later.

If you are a U.S. taxpayer, you and the Company may be subject to certain U.S. federal income tax obligations when you exercise your new options and when you sell the shares underlying your new options.

If you participate in the offer, you generally will not incur any immediate U.S. federal income tax at the time of the exchange as a result of either electing to retain your eligible options or electing to exchange your eligible options for new options. However, except in the case of an incentive stock option, you generally will have taxable ordinary income when you exercise your new options, at which time Tigo also will have a tax withholding obligation, which will be satisfied in the manner specified in the option agreement relating to your new options. Subject to certain exceptions, you will also have taxable capital gains when you sell the shares underlying the new options. Please see “Material U.S. federal income tax consequences” for a reminder of the general tax consequences associated with options.

If you are subject to foreign tax laws, even if you are a resident of the United States, there may be tax and social insurance consequences relating to this Offer.

If you are subject to the tax laws of another country, even if you are a resident of the United States, you should be aware that there may be other tax and social insurance consequences that may apply to you. You should be certain to consult your own tax advisors to discuss these consequences. You should read Schedule A attached to this Offer to Exchange. Schedule A discusses the tax consequences relating to this Offer for your country of residence. You should also be certain to consult your own tax advisors to discuss these consequences.

Please note that, depending on where you live, state and local income taxes may also apply to you, and Tigo may have tax withholding obligations with respect to such taxes. You should consult your own tax advisor to discuss these consequences to you in your particular circumstances.

If you are a tax resident of multiple countries, there may be tax and/or social security consequences of more than one country that apply to you.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there might be tax and/or social security consequences of more than one country that may apply to you. You should consult your own tax advisor to discuss these consequences to you in your particular circumstances.

THIS OFFER

1. Eligibility; Number of Options; Offer Expiration Date.

Upon the terms and subject to the conditions of this Option Exchange, we are offering eligible employees the opportunity to exchange certain outstanding Eligible Options to purchase shares of our Common Stock for new options covering a lesser number of shares of our Common Stock (“Replacement Options”), calculated in accordance with specified exchange ratios set forth in a personalized notification form sent to each holder of Eligible Options by email after 3:00 P.M. (and no later than 8:00 P.M.) Eastern Time, on the Offer Expiration Date. We will grant the Replacement Options effective promptly following the Offer Expiration Date (the “Replacement Option Grant Date”).

Only Eligible Options may be exchanged in the Option Exchange. For these purposes, “Eligible Options” are those options that:

●	were granted under the Tigo Energy, Inc. 2023 Equity Incentive Plan (the “Equity Incentive Plan”);

●	have an exercise price greater than $10.64 per share; and

●	are held by employees or directors of the Company and its subsidiaries as of the Replacement Option Grant Date (each as defined below).

Options granted under any equity incentive plan other than the Equity Incentive Plan or held by an individual who is not an employee or director of the Company or its subsidiaries as of the Replacement Option Grant Date are not eligible to be exchanged in the Option Exchange.

You are eligible to participate in the Option Exchange only if you:

●	are an employee or director of the Company or any of its subsidiaries on the date this Offer commences and remain an employee or director, as applicable, through the Replacement Option Grant Date;

●	are resident in the United States or Italy; and

●	hold at least one Eligible Option as of the Offer Expiration Date.

The outstanding options that you hold under the Equity Incentive Plan give you the right to purchase shares of our Common Stock once those options vest by paying the applicable exercise price (and satisfying any applicable tax withholding obligations). Thus, when we use the term “option” in this Offer to Exchange, we refer to the actual options you hold to purchase shares of our Common Stock and not the shares of Common Stock underlying those options.

If you elect to exchange options, you will not be eligible to receive Replacement Options unless you continue to be employed by the Company or any of its subsidiaries or continue to serve as a non-employee director of the Company, as applicable, through the Replacement Option Grant Date.

ACCORDINGLY, IF YOU ARE NOT AN EMPLOYEE OR DIRECTOR OF THE COMPANY OR ANY OF ITS SUBSIDIARIES AS DESCRIBED ABOVE WHO IS RESIDENT IN THE UNITED STATES OR ITALY ON THE REPLACEMENT OPTION GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THIS OFFER AND HAD TENDERED SOME OR ALL OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THIS OFFER, AND YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR SERVICE, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF SERVICE IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF SERVICE.

If you are eligible to participate in the Option Exchange, you can exchange your Eligible Options on a grant-by-grant basis, based on the original grant date and exercise price of the Eligible Option (referred to herein as a “Separate Option Grant”). No partial exchanges of Separate Option Grants will be permitted; however, you can choose to exchange one or more of your Separate Option Grants without having to exchange all of your Separate Option Grants. If you have previously exercised a portion of an Eligible Option grant, only the portion of the Eligible Option grant which has not yet been exercised will be eligible to be exchanged.

If you properly tender your Eligible Options and such tendered options are accepted for exchange, the tendered options will be cancelled and, subject to the terms of this Offer, you will be entitled to receive Replacement Options to purchase that number of shares of Common Stock determined using the exchange ratios set forth in the personalized election form sent to each holder of Eligible Options by email after 3:00 P.M. (and no later than 8:00 P.M.) Eastern Time, on the Offer Expiration Date.

The Offer is not a one-for-one exchange so if you properly tender Eligible Options and we accept them for exchange, you will receive Replacement Options that, once vested, will be exercisable for a lesser number of shares of our Common Stock, but which have approximately the same aggregate fair value on the Replacement Option Grant Date as the exchanged options. The number of Replacement Options you receive will depend on the exercise price and grant date of your exchanged options. The number of Eligible Options that you must exchange to receive one Replacement Option is referred to as the “exchange ratio.” See 8 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of Replacement Options” below for additional information.

Unless prevented by applicable law or regulations, Replacement Options will be granted under the Equity Incentive Plan. The Replacement Options will have the terms and be subject to the conditions as provided for in the Equity Incentive Plan and the stock option agreement evidencing the Replacement Option. The Replacement Options will have a new grant date, a new exercise price, the same vesting schedule as the tendered Eligible Option, and will cover a fewer number of shares of shares of our Common Stock than the surrendered Eligible Option.

The per-share exercise price of the Replacement Options will be equal to the per share closing trading price of shares of our Common Stock on Nasdaq on the Replacement Option Grant Date, which we expect to be on or about December 10, 2024.

The term “Offer Expiration Date” means 11:59 P.M. Eastern Time on December 10, 2024, unless and until we, in our discretion, extend the period of time during which this Offer will remain open, in which event the term “Offer Expiration Date” refers to the latest time and date at which this Offer, as so extended, expires. See Section 14 of this Option Exchange entitled “Extension of Offer; Termination; Amendment” for a description of our rights to extend, delay, terminate and amend this Offer.

For purposes of this Offer, a “business day” means any day other than a Saturday, a Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time of each such day.

2. Purpose of this Offer.

An objective of our equity incentive programs has been, and continues to be, to align the interests of equity incentive plan participants with those of our stockholders, and we believe that the Option Exchange is an important component in our efforts to achieve that goal. We are implementing the Option Exchange using exchange ratios designed to result in potential grants of replacement stock options with an accounting value that will be approximately equal to the accounting value of the Eligible Options that are surrendered in the Option Exchange.

A significant majority of our employees’ and directors’ options have exercise prices that exceed, in some cases significantly, the trading prices of shares of our Common Stock over the past year. We believe these underwater options are no longer effective as incentives to motivate and retain our employees. In the face of a competitive market for exceptional employees, the need for adequate and appropriate incentives and retention tools remains strong. The Offer will also allow our non-employee directors to be fairly compensated for their service on our Board.

As of November 8, 2024, we had an aggregate of 5,757,295 shares subject to outstanding options under our equity incentive plans or available for issuance under the Equity Incentive Plan, which we collectively refer to as our “overhang,” constituting approximately 9.5% of our outstanding shares of Common Stock as of November 4, 2024, which was 60,743,162 shares. As of November 8, 2024, Eligible Options outstanding under our Equity Incentive Plan were exercisable for approximately 750,696 shares of Common Stock, or approximately 1.2% of our total shares of Common Stock outstanding as of November 4, 2024.

Eligible Options remain outstanding and contribute to overhang until such time as they expire or are otherwise cancelled. Although Eligible Options are not likely to be exercised as long as our share price is lower than the applicable exercise price, they will remain on our financial statements with the potential to dilute stockholders’ interests for up to the full term of the options, while delivering relatively little retentive or incentive value.

THERE IS NO GUARANTEE THAT THE INTENDED BENEFITS OF THE OPTION EXCHANGE WILL BE REALIZED CONSIDERING THE UNPREDICTABILITY OF THE STOCK MARKET.

We may engage in transactions in the future that could significantly change our structure, ownership, organization or management or the make-up of our Board and that could significantly affect the price of shares of our Common Stock. If we engage in such a transaction or transactions prior to the date we grant the Replacement Options, our share price could increase (or decrease) and the exercise price of the Replacement Options could be higher (or lower) than the exercise price of Eligible Options you elect to have cancelled as part of this Offer. The per share exercise price of any Replacement Options granted to you in return for options you elect to exchange will be the per share closing trading price of shares of our Common Stock on the Replacement Option Grant Date (or the immediately preceding trading day if the Replacement Option Grant Date is not a trading day). You will be at risk of any increase in our share price during the period prior to the Replacement Option Grant Date for these and other reasons.

Although we are not currently contemplating a merger or similar transaction that could result in a change in control of our Company, we are reserving the right, in the event of a merger or similar transaction, to take any actions we deem necessary or appropriate to complete a transaction that our Board believes is in the best interest of our Company and our stockholders. This could include terminating your right to receive Replacement Options under this Offer. If we were to terminate your right to receive Replacement Options under this Offer in connection with such a transaction, your original options will remain outstanding pursuant to their original terms.

Subject to the foregoing, and except as otherwise disclosed in this Option Exchange or in our filings with the SEC that are incorporated by reference, as of the date hereof, we have no plans, proposals or negotiations (although we often consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:

(a)	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;

(b)	any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiaries;

(c)	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

(d)	any change in our present Board or management, including, but not limited to, any plans or proposals to change the number or the terms of directors or to fill any existing Board vacancies or to change any material term of the employment contract of any executive officer;

(e)	any other material change in our corporate structure or business;

(f)	shares of our Common Stock being delisted from any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;

(g)	shares of our Common Stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(h)	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act; or

(i)	any change in our certificate of incorporation or bylaws, or any actions which could impede the acquisition of control of us by any person.

NEITHER WE NOR OUR BOARD MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE YOUR OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION PROVIDED IN CONNECTION WITH THIS OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS.

3. Procedures for Electing to Exchange Options.

To validly tender your Eligible Options, you must deliver a properly completed and signed election form, and any other documents required by the election form, by email (by PDF or similar imaged document file) to stockadmin@tigoenergy.com on or before 11:59 P.M. Eastern Time, on the Offer Expiration Date, which is currently scheduled for December 10, 2024.

For subsequent withdrawals and elections, please deliver the properly completed and signed election form (or Notice of Withdrawal of election form) so that we receive it before 11:59 P.M. Eastern Time, on the Offer Expiration Date, which is currently scheduled for December 10, 2024, by email (by PDF or similar imaged document file) delivered to: stockadmin@tigoenergy.com.

You are responsible for making sure that the election form (or Notice of Withdrawal, as applicable) is delivered as indicated above. We will accept delivery of the signed election form only by email (by PDF or similar imaged document file). You must allow for sufficient time to complete and deliver your election form to ensure that we receive your election form before the Offer Expiration Date.

We intend to confirm the receipt of your election form by email within two business days after receiving your election form. If you do not receive a confirmation, it is your responsibility to confirm that we have timely received your election form.

You do not need to return your stock option agreement(s) for your Eligible Options to be cancelled and exchanged in the Offer because they will be automatically cancelled effective as of the Offer Expiration Date if we accept your Eligible Options for exchange.

Except as described in the following sentence, the election form must be signed by you as the holder of the Eligible Options to be tendered using the same name for such holder as appears on the applicable stock option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on the election form.

Your Eligible Options will not be considered tendered until we receive your properly completed and signed election form. We must receive your properly completed and signed election form before 11:59 P.M. Eastern Time, on the Offer Expiration Date, which is currently scheduled for December 10, 2024. If you miss this deadline, then you will not participate in this Offer, and all options currently held by you will remain intact at their original exercise price and with their original terms.

Only elections that are complete and actually received by the Company on or before 11:59 P.M. Eastern Time on the Offer Expiration Date will be accepted. Elections may be submitted only via the process described above. Elections submitted by any other means, including facsimile, hand delivery, interoffice, United States mail (or other post) and Federal Express (or similar delivery service), are not permitted and will not be accepted.

Subject to our rights to extend, terminate and amend this Offer, we currently expect that we will accept promptly after 11:59 P.M. Eastern Time on the Offer Expiration Date all properly elected Eligible Options that have not been validly withdrawn. We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Eligible Option grants. We reserve the right to reject any election or any Eligible Option elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept or not timely made. Neither we nor any other person is obligated to give notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any notice. No surrender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering holder of the Eligible Options or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. Subject to Rule 13e-4 under the Exchange Act we also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any surrender with respect to any particular Eligible Options or any particular eligible employee.

Our acceptance constitutes an agreement.

Your election to exchange Eligible Options through the procedures described above constitutes your acceptance of the terms and conditions of this Offer, and will be controlling, absolute and final, subject to your withdrawal rights under the Offer as described in Section 4 of this Offer to Exchange entitled “Withdrawal Rights” and our acceptance of your tendered Eligible Options in accordance with the Offer as described in Section 5 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of Replacement Options.” Our acceptance of your Eligible Options for exchange will constitute a binding agreement between the Company and you upon the terms and subject to the conditions of this Offer.

4. Withdrawal Rights.

You may change an election you previously made with respect to your Eligible Options, including an election to withdraw your Eligible Options from the Offer, only in accordance with the provisions of this Section 4.

You may change an election you previously made with respect to your Eligible Options at any time on or before 11:59 P.M. Eastern Time on the Offer Expiration Date, currently scheduled for December 10, 2024. If the Offer Expiration Date is extended by us, you can withdraw your elected options at any time until 11:59 P.M. Eastern Time on the Offer Expiration Date (as extended). In addition, although we intend to accept all validly tendered Eligible Options promptly after the expiration of the Offer, due to certain requirements under U.S. securities laws, if we have not accepted your options by 11:59 p.m., Eastern Time, on January 13, 2025 (which is the 40th U.S. business day following the commencement of the Offer), you may withdraw your options at any time thereafter but prior to our acceptance.

To change an election you previously made with respect to your Eligible Options, including an election to withdraw your Eligible Options from the Offer, you must deliver a valid new election form indicating whether or not you wish to participate in the Offer by completing the election process outlined below on or before 11:59 P.M. Eastern Time on the Offer Expiration Date, currently scheduled for December 10, 2024.

To withdraw tendered Eligible Options, you must deliver to us a properly completed and signed Notice of Withdrawal of election form, a form of which is filed as Exhibit (a)(1)(iv) (a “Notice of Withdrawal”) to the Tender Offer Statement on Schedule TO filed by the Company with the SEC on November 12, 2024.

with the required information prior to the Offer Expiration Date. The Notice of Withdrawal must be delivered by email (by PDF or similar imaged document file) to stockadmin@tigoenergy.com.

It is your responsibility to confirm that we received your new election indicating the withdrawal of your elected options on or before 11:59 P.M. Eastern Time on the Offer Expiration Date. If you elect to withdraw options, you must withdraw all of your Eligible Options on a grant-by-grant basis.

You cannot rescind any withdrawal, and your Eligible Options will thereafter be deemed not properly elected for exchange for purposes of this Offer unless you properly re-elect to exchange all of your Eligible Options on or before 11:59 P.M. Eastern Time on the Offer Expiration Date by following the procedures described in Section 3 of the Offer to Exchange entitled “Procedures for Electing to Exchange Options.”

Neither the Company nor any other person is obligated to give notice of any defects or irregularities in any election withdrawal, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of notices or elections of withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding.

5. Acceptance of Options for Exchange; Grant of Replacement Options.

Upon the terms and subject to the conditions of this Offer listed in Section 6 of the Offer to Exchange entitled “Conditions of this Offer” below, and promptly following the expiration of this Offer, we will accept for exchange and cancel options properly elected for exchange and not validly withdrawn on or before 11:59 P.M. Eastern Time on the Offer Expiration Date. Once your options have been accepted for exchange, you will receive a confirmation notice promptly following the expiration of this Offer confirming that your options have been accepted for exchange and cancelled.

If your options are properly elected for exchange and accepted by us, we will cancel your options on the Offer Expiration Date, and you will also be granted Replacement Options on the Replacement Option Grant Date, which is expected to occur on December 13, 2024.

If you are no longer providing services to the Company or its subsidiaries, whether voluntarily, involuntarily, or for any other reason before the Offer Expiration Date, you will not be able to participate in this Offer. Also, if you change your place of residence outside of the United States or Italy, you will not be able to participate in this Offer.

ACCORDINGLY, IF YOU ARE NOT AN EMPLOYEE OR DIRECTOR OF the Company OR ANY OF ITS SUBSIDIARIES AS DESCRIBED ABOVE WHO IS RESIDENT IN THE UNITED STATES OR ITALY ON THE REPLACEMENT OPTION GRANT DATE, EVEN IF YOU HAD ELECTED TO PARTICIPATE IN THIS OFFER AND HAD TENDERED SOME OR ALL OF YOUR OPTIONS FOR EXCHANGE, YOUR TENDER WILL AUTOMATICALLY BE DEEMED WITHDRAWN AND YOU WILL NOT PARTICIPATE IN THIS OFFER, AND YOU WILL RETAIN YOUR OUTSTANDING OPTIONS IN ACCORDANCE WITH THEIR CURRENT TERMS AND CONDITIONS. IN THE CASE OF A TERMINATION OF YOUR EMPLOYMENT OR SERVICE, AS APPLICABLE, YOU MAY EXERCISE YOUR OUTSTANDING OPTIONS DURING A LIMITED PERIOD OF TIME FOLLOWING THE TERMINATION OF EMPLOYMENT OR SERVICE, AS APPLICABLE, IN ACCORDANCE WITH THEIR TERMS TO THE EXTENT THAT THEY ARE VESTED AS OF SUCH TERMINATION OF EMPLOYMENT OR SERVICE.

For purposes of this Offer, we will be deemed to have accepted for exchange options that are validly elected for exchange and not properly withdrawn, when we give written notice to the option holders of our acceptance for exchange of such options; such notice may be given by press release, email or letter. Subject to our rights to extend, terminate and amend this Offer, we expect that you will receive the stock option agreement evidencing your Replacement Option as promptly as practicable after the Replacement Option Grant Date.

6. Conditions of this Offer.

Notwithstanding any other provision of this Offer, we will not be required to accept any options elected for exchange, and we may terminate or amend this Offer, or postpone our acceptance and cancellation of any options elected for exchange, in each case subject to certain limitations, if at any time on or after the date of commencement of the Offer and prior to the Offer Expiration Date any of the following events has occurred, or in our reasonable judgment, has been determined by us to have occurred, regardless of the circumstances giving rise thereto, other than acts or omissions to act by us:

(a)	there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of this Offer, the acquisition of some or all of the options elected for exchange pursuant to this Offer or the issuance of Replacement Options;

(b)	there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to this Offer or us, by any court or any authority, agency or tribunal that would or might directly or indirectly:

(i)	make the acceptance for exchange of, or issuance of Replacement Options for, some or all of the options elected for exchange illegal or otherwise restrict or prohibit consummation of this Offer;

(ii)	delay or restrict our ability, or render us unable, to accept for exchange or grant Replacement Options for some or all of the options elected for exchange; or

(iii)	materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company;

(c)	there shall have occurred:

(i)	any general suspension of trading in securities on any national securities exchange or in the over-the-counter market in the United States;

(ii)	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

(iii)	in the case of any of the foregoing existing at the time of the commencement of this Offer, a material acceleration or worsening thereof; or

(d)	a tender or exchange offer with respect to some or all of shares of our Common Stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that:

(i)	any person, entity or group within the meaning of Section 13(d)(3) of the Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of our outstanding shares of Common Stock, or any new group shall have been formed that beneficially owns more than 5% of our outstanding shares of Common Stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer;

(ii)	any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the date of commencement of the Offer shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of shares of our Common Stock; or

(iii)	any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of the assets or securities of us;

(e)	any of the situations described above existed at the time of commencement of this Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this Offer; or

(f)	any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or share ownership of the Company that, in our reasonable judgment, is or may have a material adverse effect on the Company.

The conditions to this Offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the Offer Expiration Date, other than acts or omissions by us. We may waive them, in whole or in part, at any time and from time to time prior to the Offer Expiration Date, in our reasonable discretion, whether or not we waive any other condition to this Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination we make concerning the events described in this Section 6 will be final and binding upon all persons.

7. Price Range of Shares of Common Stock Underlying the Options.

Shares of our Common Stock are listed on Nasdaq under the symbol “TYGO.” The following table shows, for the periods indicated, the high and low closing sales prices of shares of our Common Stock as listed on Nasdaq.

	HIGH	LOW
Fiscal Year Ending December 31, 2024
Fourth Quarter (through November 8, 2024)	$1.56	$1.08
Third Quarter	$1.74	$0.96
Second Quarter	$1.74	$0.92
First Quarter	$2.04	$0.95
Fiscal Year Ended December 31, 2023
Fourth Quarter	$7.45	$1.77
Third Quarter	$26.26	$6.32
Second Quarter(1)	$21.52	$10.65

(1)	Our Common Stock commenced trading on Nasdaq on May 24, 2023 following the completion of our Business Combination (as defined below) with Roth CH Acquisition IV Co.

As of November 8, 2024, the last reported sale price of shares of our Common Stock on Nasdaq was $1.08 per share.

WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR SHARES OF OUR COMMON STOCK BEFORE DECIDING WHETHER TO ELECT TO EXCHANGE YOUR OPTIONS. THE PRICE OF SHARES OF OUR COMMON STOCK HAS BEEN, AND IN THE FUTURE MAY BE, VOLATILE AND COULD DECLINE. THE TRADING PRICE OF SHARES OF OUR COMMON STOCK HAS FLUCTUATED IN THE PAST AND IS EXPECTED TO CONTINUE TO DO SO IN THE FUTURE AS A RESULT OF A NUMBER OF FACTORS, MANY OF WHICH ARE OUTSIDE OUR CONTROL. IN ADDITION, THE STOCK MARKET HAS EXPERIENCED EXTREME PRICE AND VOLUME FLUCTUATIONS THAT HAVE AFFECTED THE MARKET PRICES OF MANY COMPANIES AND THAT HAVE OFTEN BEEN UNRELATED OR DISPROPORTIONATE TO THE OPERATING PERFORMANCE OF THOSE COMPANIES.

8. Source and Amount of Consideration; Terms of Replacement Options.

Consideration

We will grant Replacement Options, subject to applicable laws and regulations, in exchange for Eligible Options properly elected to be exchanged by you and accepted by us for exchange. The number of shares of our Common Stock subject to the Replacement Options will be in accordance with the exchange ratio applicable to each of your Eligible Options, subject to adjustments for any stock splits, stock dividends and similar events affecting the shares of Common Stock, in accordance with the terms of the Equity Incentive Plan and the option award agreement. The exchange ratios will vary based on the aggregate fair value of the Eligible Options that you elect to exchange and our closing stock price, measured on the Offer Expiration Date.

The exchange ratios will be calculated to approximate a “value-for-value” exchange, meaning that they will be determined in a manner intended to result in the grant of a Replacement Option with an aggregate fair value that is approximately the same as the aggregate fair value of the Eligible Options the Replacement Option replaces, calculated as of the Offer Expiration Date. Such a fair value exchange is intended to balance the compensatory goals of the Offer and the interests of our stockholders, including reducing our total number of outstanding options, avoiding further dilution to our stockholders and minimizing the accounting expense of the grants of Replacement Options. Fractional Replacement Options will not be granted and cash will not be paid for any fractional shares. Replacement Options calculated according to the exchange ratios that result in fractional shares will be rounded down to the nearest whole number.

The exchange ratio for each Eligible Option cannot be calculated as of the date of this Offer because the ratios will be based in part on the future value of our common stock during and at the end of the Exchange Offer. The exchange ratio for each Eligible Option will be determined using the Lattice Model and will be based on, among other things, the trading price of our common stock during and at the end of the Offer, the exercise prices of the Eligible Options, and the remaining terms of the Eligible Options and the Replacement Options. Setting the exchange ratios in this manner is intended to result in the issuance of Replacement Options that have an aggregate fair value approximately equal to the aggregate fair value of the Eligible Options that they replace. This is designed to eliminate additional compensation expense from the Replacement Options, other than compensation expense that might result from changes in our stock price or other variables after the exchange ratios have been established but before the time that Replacement Options are granted.

Example

An Eligible Option holder properly tenders for exchange 1,000 Eligible Options granted on May 30, 2023 and 200 Eligible Options granted on August 11, 2023, each with an exchange ratio of 1.639 exchanged options to one Replacement Option. The first step would be to convert the May 30, 2023 grant into 610.128 Replacement Options (1,000 divided by 1.639, truncated to three decimal places) and the August 11, 2023 grant into 122.025 Replacement Options (200 divided by 1.639, truncated to three decimal places). The second step would be to aggregate the number of Replacement Options from the first step and round down to the nearest whole number, resulting in the Eligible Option holder receiving 732 Replacement Options (610.128 + 122.025 = 732.153, rounded down to 732).

You will receive a personalized election form at your Company email (or if you are a director, at the email we have on file for you). Your personalized election form will include information about your Eligible Options, including your Eligible Option grants, the grant dates and per share exercise price of your Eligible Option grants, the number of shares of Common Stock subject to your Eligible Option grants as of December 10, 2024 (assuming you have not exercised any portion of your Eligible Option grants and remain an employee or director through that date), the number of shares scheduled to be vested for each of your Eligible Option grants as of December 10, 2024 (assuming you remain an employee or director through that date), whether your Eligible Options are incentive stock options or nonstatutory stock options and the exchange ratio applicable to each of your Eligible Option grants.

The exchange ratio applicable to each of your Eligible Options and the number of Replacement Options that may be granted in exchange for each of your Eligible Options will be set forth in a personalized notification form sent to you at your Company email address (or if you are a director, at the email address we have on file for you) after 3:00 P.M. (and no later than 8:00 P.M.) Eastern Time, on the Offer Expiration Date. The exchange ratios will be calculated on an approximate “value-for-value” basis, meaning that the exchange ratios will be in a manner intended to result in the grant of Replacement Options with an aggregate fair value that is approximately the same as the aggregate fair value of the Eligible Options they replace, calculated as of the Offer Expiration Date, which will be the time that we set the exchange ratios. The value of the Eligible Options was, and the value of the Replacement Options will be, calculated using the Lattice Model. Because underwater stock options will be less valuable than Replacement Options, you will need to exchange more than one Eligible Option to receive one Replacement Option.

As of November 8, 2024, there were outstanding Eligible Options to purchase an aggregate of 750,696 of the Company’s shares of Common Stock.

Terms of Replacement Options

The terms and conditions of your existing Eligible Options are set forth in our Equity Incentive Plan and the stock option agreements evidencing the Eligible Options. The Replacement Options will have the terms and be subject to the conditions as provided for in the Equity Incentive Plan and a new stock option agreement. Each Replacement Option will have a contractual term equal to the remaining contractual term of the tendered Eligible Option and will expire on the same expiration date as the tendered Eligible Option, subject to earlier expiration of the option following termination of your service with the Company and its subsidiaries.

The description of the Equity Incentive Plan set forth herein is only a summary of some of the material provisions of the Equity Incentive Plan, but is not complete. These descriptions are subject to, and qualified in their entirety by reference to, the actual provisions of the Equity Incentive Plan. Information regarding our equity incentive plans may be found in the S-8 Registration Statements and related prospectuses prepared by us in connection with each of the equity incentive plans. Copies of the equity incentive plans and prospectuses are available upon request by emailing stockadmin@tigoenergy.com. Copies will be provided promptly at our expense.

Vesting of Replacement Options

The Replacement Options will be subject to the same vesting schedule as the tendered Eligible Option.

Vesting and exercise of Replacement Options are dependent upon continued service the Company or any of its subsidiaries. Replacement Options are subject to the terms and conditions as provided for in the Equity Incentive Plan and will be forfeited if not vested at time of termination of employment or service, as applicable.

SUBJECT TO APPLICABLE LAW, NOTHING IN THIS DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR NON-EMPLOYEE DIRECTOR OF THE COMPANY. THE TERMS OF YOUR EMPLOYMENT OR SERVICE WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN OUR EMPLOY OR SERVICE UNTIL THE REPLACEMENT OPTION GRANT DATE OR AFTER THAT DATE.

IF YOU EXCHANGE ELIGIBLE OPTIONS FOR REPLACEMENT OPTIONS AND YOU CEASE TO BE AN EMPLOYEE OR DIRECTOR OF THE COMPANY OR ANY OF ITS SUBSIDIARIES BEFORE THE REPLACEMENT OPTIONS ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR REPLACEMENT OPTION.

Exercise

Generally, you may exercise the vested portion of your Replacement Option at any time during the option’s term and within 3 months after the termination of your services to the Company and its subsidiaries. If your services to the Company and its subsidiaries terminates prior to any portion of your Replacement Option becoming vested, you will forfeit the unvested portion of your Replacement Option, subject to any provisions providing for accelerated vesting. Your ability to exercise options following your termination of service may be restricted and will be subject to the terms and conditions of the Equity Incentive Plan and the applicable option award agreement.

U.S. Federal Income Tax Consequences of Options

You should refer to Section 13 of the Offer to Exchange entitled “Material U.S. Federal Income Tax Consequences” for a discussion of material U.S. federal income tax consequences of the Replacement Options, as well as the consequences of accepting or rejecting this Offer. You should refer to the relevant tax disclosure discussion under Schedule A for a discussion of the believed tax consequences of participating in this Offer in your country of residence if your country of residence is not the United States.

Registration of Option Shares

All shares of Common Stock issuable upon exercise of options under our equity incentive plans, including the shares that will be issuable upon exercise of all Replacement Options, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on one or more registration statements on Form S-8 filed with the SEC. Unless you are considered an “affiliate” of the Company (as defined under the Exchange Act), you will be able to sell your option shares free of any transfer restrictions under SEC Rule 144 promulgated under the Securities Act.

Tigo Energy, Inc. 2023 Equity Incentive Plan

Administration.   A committee of at least two people appointed by the Board (or, if no such committee has been appointed, the Board) (the “Committee”) will administer the Equity Incentive Plan. The Committee will generally have the authority to designate participants, determine the type or types of awards to be granted to a participant, determine the terms and conditions of any agreements evidencing any awards granted under the Equity Incentive Plan, accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and to adopt, alter and repeal rules, guidelines and practices relating to the Equity Incentive Plan. The Committee will have full discretion to administer and interpret the Equity Incentive Plan and to make any other determinations and/or take any other action that it deems necessary or desirable for the administration of the Incentive Plan, and any such determinations or actions taken by the Committee shall be final, conclusive and binding upon all persons and entities. The Committee may delegate to one or more officers of the Combined Company or any affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Committee in the Equity Incentive Plan and that may be so delegated as a matter of law, except for grants of awards to persons subject to Section 16 of the Exchange Act.

Eligibility.   Certain employees, directors, officers, advisors or consultants of the Combined Company or its affiliates are eligible to participate in the Equity Incentive Plan. As of November 8, 2024, 153 employees, consultants, advisors and service providers and 5 of our non-executive officer directors will be eligible to participate in the Equity Incentive Plan.

Number of Shares Authorized.   The Equity Incentive Plan provides for an aggregate of 6,758,722 shares of common stock to be delivered; provided that the total number of shares that will be reserved, and that may be issued, under the Equity Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2024, by a number of shares equal to 3% of the total outstanding shares of common stock on the last day of the prior calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence. The maximum aggregate fair market value on the date of grant for awards granted and cash fees paid to any non-employee director pursuant to the Equity Incentive Plan during any fiscal year may not exceed a total value of $1,000,000, provided that the non-employee directors who are considered independent (under the rules of The Nasdaq Stock Market or other securities exchange on which the shares of common stock are traded) may make exceptions to this limit for a non-executive chair of the Board, if any, or the chair of a committee of the Board, in which case the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Shares of common stock underlying awards under the Equity Incentive Plan that are forfeited, canceled, expire unexercised or are settled in cash will be available again for new awards under the Equity Incentive Plan. If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of common stock reserved for issuance under the Equity Incentive Plan, the number of shares of common stock covered by awards then outstanding under the Equity Incentive Plan, the limitations on awards under the Equity Incentive Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.

The Equity Incentive Plan will have a term of not more than 10 years from the date it is approved by stockholders, and no further awards may be granted under the Equity Incentive Plan after that date, provided, however, in the case of an ISO, no ISO shall be granted on or after 10 years from the earlier of (i) the date the Equity Incentive Plan is approved by the Board and (ii) date the Combined Company’s stockholders approve the Equity Incentive Plan.

Awards Available for Grant.   The Committee may grant awards of nonqualified stock options, ISOs, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, other cash-based awards, dividend equivalents, and/or performance compensation awards or any combination of the foregoing.

Options.   The Committee will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for ISOs, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Equity Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum aggregate number of shares of common stock that may be issued through the exercise of ISOs granted under the Equity Incentive Plan is 6,961,321 shares of common stock (assuming no further redemptions and assuming L1 Energy does not exercise its right to convert the Convertible Note), and the number of shares authorized for issuance as ISOs shall not be subject to the annual automatic share increase provisions described above. In general, the exercise price per share of common stock for each option granted under the Equity Incentive Plan will not be less than the fair market value of such share at the time of grant or, for purposes of ISOs, if granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all of our classes of stock, or of any parent or subsidiary (a “10% Stockholder”), less than 110% of the fair market value of such share at the time of grant. The maximum term of an option granted under the Incentive Plan will be 10 years from the date of grant (or five years in the case of ISOs granted to a 10% Stockholder). However, if the option would expire at a time when the exercise of the option by means of a cashless exercise or net exercise method (to the extent such method is otherwise then permitted by the Committee for purposes of payment of the exercise price and/or applicable withholding taxes) would violate applicable securities laws or any securities trading policy adopted by us, the expiration date applicable to the option will be automatically extended to a date that is 30 calendar days following the date such cashless exercise or net exercise would no longer violate applicable securities laws or applicable securities trading policy (so long as such extension does not violate Section 409A of the Code), but not later than the expiration of the original exercise period. Payment in respect of the exercise of an option may be made in cash, by check or other cash equivalent, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, the surrender of other property having a fair market value on the date of exercise equal to the exercise price or by such other method as the Committee may determine to be appropriate.

Stock Appreciation Rights.   The Committee will be authorized to award SARs under the Equity Incentive Plan. SARs will be subject to the terms and conditions established by the Committee and reflected in the award agreement. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of common stock or any combination of cash and shares of common stock, the appreciation, if any, in the value of a common stock over a certain period of time. An option granted under the Equity Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to such SARs. The exercise price of SARs cannot be less than 100% of the fair market value of a share of common stock at the time of grant.

Restricted Stock.   The Committee will be authorized to award restricted stock under the Equity Incentive Plan. Each award of restricted stock will be subject to the terms and conditions established by the Committee, including any dividend or voting rights. Restricted stock awards are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of common stock having a fair market value equal to the amount of such dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to such dividends (except as otherwise provided in the applicable award agreement).

Restricted Stock Unit Awards.   The Committee will be authorized to award restricted stock unit awards under the Equity Incentive Plan. The Committee will determine the terms of such restricted stock unit awards, including any dividend rights. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares of common stock at the expiration of the period over which the units are to be earned or at a later date selected by the Committee. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of common stock having a fair market value equal to the amount of such dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to such dividends (except as otherwise provided in the applicable award agreement).

Other Stock-Based Awards.   The Committee may grant to participants other stock-based awards under the Equity Incentive Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of common stock. The form of any other stock-based awards will be determined by the Committee and may include a grant or sale of unrestricted shares of common stock. The number of shares of common stock related to other stock-based awards and the terms and conditions, including vesting conditions, of such other stock-based awards will be determined by the Committee when the award in made. Other stock-based awards will be paid in cash, shares of common stock, or a combination of cash and shares, as determined by the Committee, and the Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Other Cash-Based Awards.   The Committee may grant to participants a cash award that is not otherwise described by the terms of the Equity Incentive Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Equity Incentive Plan. The form, terms, and conditions, including vesting conditions, of any other cash-based awards will be established by the Committee when the award is made, and any other cash-based awards will be paid to participants in cash. The Committee will determine the effect of a termination of employment or service on a participant’s other cash-based awards.

Dividend Equivalents.   The Committee may provide for the payment of dividend equivalents with respect to shares of common stock subject to an award, such as restricted stock units, but not on awards of stock options or SARs. However, no dividend equivalents will be paid prior to the issuance of stock. Dividend equivalents may be credited as of the dividend payment dates, during the period between the grant date and the date the award becomes payable or terminates or expires, as determined by the Committee; however, dividend equivalents will not be payable unless and until the issuance of shares underlying the award and will be subject to forfeiture to the same extent as the underlying award. Dividend equivalents may be paid on a current or deferred basis, in cash, additional shares of common stock, or converted to full-value awards, calculated and subject to such limitations and restrictions as the Committee may determine.

Performance Compensation Awards.   The Committee will be authorized to grant any award, including in the form of cash, under the Equity Incentive Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals, measured on an absolute or relative basis, for a particular performance period. The Committee may establish performance criteria that will be used to establish these performance goals with reference to one or more of the following, without limitation:

●	net earnings or net income (before or after taxes);

●	basic or diluted earnings per share (before or after taxes);

●	revenue or revenue growth (measured on a net or gross basis);

●	gross profit or gross profit growth;

●	operating profit (before or after taxes);

●	return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

●	cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital);

●	financing and other capital-raising transactions (including, but not limited to, sales of the Combined Company’s equity or debt securities);

●	earnings before or after taxes, interest, depreciation, and/or amortization;

●	gross or operating margins;

●	productivity ratios;

●	share price (including, but not limited to, growth measures and total stockholder return);

●	expense targets;

●	margins;

●	productivity and operating efficiencies;

●	measures of customer satisfaction;

●	customer growth;

●	working capital targets;

●	measures of economic value added;

●	inventory control;

●	enterprise value;

●	sales;

●	debt levels and net debt;

●	combined ratio;

●	timely launch of new facilities;

●	client retention;

●	employee retention;

●	timely completion of new product rollouts;

●	cost targets;

●	reductions and savings;

●	productivity and efficiencies;

●	strategic partnerships or transactions;

●	measures of personal targets, goals or completion of projects;

●	such other criteria as established by the Committee in its discretion from time to time; or

●	any combination of the foregoing.

The Committee is authorized to adjust or modify the calculation of a performance goal for a performance period based on and in order to appropriately reflect certain circumstances or events that occur during such performance period, including, without limitation, one or more of the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Combined Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Combined Company’s fiscal year.

Transferability.   Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee, however, may permit awards (other than ISOs) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment and Termination; Repricing.   In general, our Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan at any time. However, stockholder approval to amend the Equity Incentive Plan may be necessary if the law or the Equity Incentive Plan so requires. No amendment, alteration, suspension, discontinuance or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient. Stockholder approval will not be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR that has an exercise price that is greater than the then-current fair market value of common stock in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Change in Control.   In the event of a “Change in Control” (as defined in the Equity Incentive Plan), the Committee may adjust the number of shares of common stock or other securities of the Combined Company (or number and kind of other securities or other property) subject to an award, the exercise or strike price of an award, or any applicable performance measure, and may provide for the substitution or assumption of outstanding awards in a manner that substantially preserves the terms of such awards, the acceleration of the exercisability or lapse of restrictions applicable to outstanding awards and the cancellation of outstanding awards in exchange for the consideration received by stockholders of the Combined Company in connection with such Change in Control transaction.

IMPORTANT NOTE. THE STATEMENTS IN THIS OFFER CONCERNING THE Equity Incentive Plan AND THE REPLACEMENT OPTIONS ARE MERELY A SUMMARY AND DO NOT PURPORT TO BE COMPLETE. THE STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, ALL PROVISIONS OF THE Equity Incentive Plan. COPIES OF THE Equity Incentive Plan AND PROSPECTUS ARE AVAILABLE UPON REQUEST BY EMAILING stockadmin@tigoenergy.com.

9. Information Concerning the Company.

Our mission is to deliver smart system solutions, combining hardware and software, which enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. We believe we are a worldwide leader in the development and delivery of products and solutions that are flexible and dependable, increasing the energy generation of solar energy systems.

We have served the solar energy industry with advanced power electronics, including the manufacturing and development of our Module Level Power Electronics (“MLPEs”), since our inception in 2007. Until 2021, we primarily focused on our MLPEs, which are devices that reside under the solar panel and improve safety features and energy production for the installer and system owner. Our MLPEs are designed to be highly flexible solutions that work with other inverters and modules, providing the installer with an open system solution and a variety of choices when designing a system for the consumer.

Although the solar optimizer and inverter space has been historically served by two major suppliers, we expect to attract new customers and gain market share by expanding sales of our MLPEs, which provide solar panel power optimization and rapid shutdown, our GO Energy Storage Systems (“GO ESS”), (formerly referred to as the Tigo EI Solution), which provides solar energy storage management capabilities, and our Energy Intelligence (“EI”) platform which provides monitoring and energy demand forecasting capabilities. We began to offer our GO ESS to residential customers in the United States and Europe in late 2021 and 2022, respectively, and added our energy demand forecasting software capabilities through our acquisition of Foresight Energy, Ltd. in the first quarter of 2023. Our products power everything from single-digit kilowatt residential systems to commercial, industrial, and utility systems, scaling to hundreds of megawatts on rooftop, ground-mounted, and floating applications.

We were incorporated in Delaware on February 13, 2019, under the name Roth CH Acquisition IV Co. (“ROCG”) , in order to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. ROCG completed its initial public offering on August 10, 2021. On December 5, 2022, ROCG, Roth IV Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of ROCG (“Merger Sub”), and Tigo Energy MergeCo, Inc. (f/k/a Tigo Energy Inc.) (“Legacy Tigo”), entered into an Agreement and Plan of Merger, as amended on April 6, 2023 (the “Merger Agreement”), pursuant to which, among other transactions, on May 23, 2023 (the “Closing Date”), Merger Sub merged with and into Legacy Tigo (the “Merger”), with Legacy Tigo surviving the Merger as a wholly-owned subsidiary of ROCG (the Merger, together with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the closing of the Business Combination, ROCG changed its name to “Tigo Energy, Inc.”

The mailing address of our principal executive office is 655 Campbell Technology Parkway, Suite 150, Campbell, California 95008, and our telephone number is (408) 402-0802. Our website is https://www.tigoenergy.com/. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Our common stock trades on Nasdaq under the symbol “TYGO”.

Summary Financial Information

Set forth below are summary consolidated balance sheet data presented as of December 31, 2023 and 2022, and summary consolidated statement of operations and comprehensive loss data for the years ended December 31, 2023 and 2022, which should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited financial statements and the notes thereto included in our Annual Report for the year ended December 31, 2023, and summary consolidated balance sheet data as of September 30, 2024, and summary consolidated statement of operations and comprehensive (loss) income for the nine months ended September 30, 2024 and 2023, which should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, each of which is incorporated herein by reference in this Offer to Exchange.

Consolidated statement of income and comprehensive income data	Year Ended December 31,		Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2024	2023
Net revenue	$145,233	$81,323	$36,740	$135,988
Cost of revenue	93,924	56,552	28,333	87,555
Total operating expenses	59,584	25,667	36,315	43,166
(Loss) income from operations	(8,275)	(896)	(27,908)	5,267
Total other (income) expenses, net	(7,429)	6,070	8,020	(8,552)
(Loss) income before income tax expense	$(846)	$(6,966)	$(35,928)	$13,819
Income tax expense	138	71	16	29
Net (loss) income	$(984)	$(7,037)	$(35,944)	$13,790
(Loss) earnings per common share
Basic	$(0.08)	$(2.71)	$(0.60)	$0.19
Diluted	$(0.14)	$(2.71)	$(0.60)	$0.04
Weighted-average shares of common stock outstanding
Basic	38,048,516	4,940,562	60,130,249	31,070,476
Diluted	43,223,134	4,940,562	60,130,249	40,487,517

Consolidated balance sheet data (in thousands, except per share data)	September 30, 2024	December 31, 2023	December 31, 2022
Total current assets	$78,715	$104,710	$85,092
Total assets	$98,571	$127,777	$88,078
Total current liabilities	$19,902	$26,419	$39,588
Total liabilities	$65,102	$64,953	$56,630
Total stockholders’ equity (deficit)	$33,469	$62,824	$(55,692)

The financial information, including financial statements and the notes thereto, included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 6, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 are incorporated herein by reference.

More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 16 of this Offer to Exchange. We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to surrender your eligible stock options for exchange.

10. Interests of Directors, Officers and Affiliates; Transactions and Arrangements Concerning our Securities.

Interests of our Directors, Officers and Affiliates

A list of our current directors and executive officers is attached to this Option Exchange as Schedule B.

Our executive officers and members of our Board are eligible to participate in the Offer on the same terms as all other individuals who hold Eligible Options.

The following table sets forth the beneficial ownership of the Company’s executive officers and non-employee directors of Eligible Options outstanding, and the percentage of total Eligible Options outstanding beneficially owned by them, as of November 8, 2024. Unless otherwise noted, the address of each of the persons set forth below c/o Tigo Energy, Inc. 655 Campbell Technology Parkway, Suite 150, Campbell, CA 95008.

Name	Number of Shares of Common Stock Underlying Eligible Options	Percentage of All Eligible Options
Directors
Zvi Alon	271,780	36.2%
Tomer Babai	—	—
Joan C. Conley	—	—
Sagit Manor	—	—
Michael Splinter	—	—
Stanley Stern	—	—
John Wilson	—	—
Executive Officers
Bill Roeschlein	118,904	15.8%
Anita Chang	—	—
Jing Tian	73,779	9.8%
James (JD) Dillon	—	—
All current executive officers and directors as a group (11 persons)	464,463	61.9%

Note: Percentages may not sum due to rounding.

Transactions and Arrangements Concerning our Securities

Other than outstanding options granted to our directors, executive officers and other employees and consultants pursuant to our various equity incentive plans, which are described in the notes to our financial statements as set forth in our most recently filed Annual Report and Quarterly Report, neither the Company nor, to our knowledge, any of our executive officers or directors, any person controlling the Company or any executive officer or director of such control person, is a party to any agreement, arrangement or understanding with respect to any of our securities, including any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

During the 60-day period prior to the date of this Offer, we have not granted any options that are Eligible Options, and no Eligible Options have been exercised. During such 60-day period, neither we, nor, to the best of our knowledge, any member of our Board or any of our executive officers, nor any of our affiliates, has engaged in any transaction involving the Eligible Options. For more detailed information on the beneficial ownership of shares of our Common Stock, you can consult our definitive proxy statement for our 2024 annual meeting of stockholders, which we filed with the SEC on Schedule 14A on April 5, 2024, as supplemented by that supplement to proxy statement, which we filed with the SEC on Schedule 14A on April 19, 2024.

11. Status of Options Acquired by Us in this Offer; Accounting Consequences of this Offer.

Options we acquire pursuant to this Offer will be cancelled on the Offer Expiration Date.

We have adopted the provisions of Accounting Standards Codification (ASC) 718 “Compensation – Stock Compensation.” Under ASC 718, we expect to recognize the incremental compensation cost, if any, of the Replacement Options granted in this Offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of each Replacement Option granted to employees and directors in exchange for tendered Eligible Options, measured as of the date such awards are granted, over the fair value of the option surrendered in exchange for such awards, measured immediately before the exchange. The incremental and remaining compensation expense associated with this Offer will be recognized over the service period of such awards. If any portion of the Replacement Options granted is forfeited prior to the completion of the service condition due to a termination of service, the compensation cost for the forfeited portion of the award will not be recognized.

12. Agreements; Legal Matters; Regulatory Approvals.

We are not aware of any material pending or threatened legal actions or proceedings relating to the Offer. We are not aware of any margin requirements or anti-trust laws applicable to the Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and grant of Replacement Options as contemplated by this Offer. If any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign is required for the acquisition or ownership of our options and a procedure for obtaining such approval is practically available, as contemplated herein, we presently contemplate that we will undertake commercially reasonable steps to obtain such approval or take such other action. We are unable to predict whether we may in the future determine that we are required to delay the acceptance of options or not accept options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under this Offer to accept options tendered for exchange and to grant Replacement Options for options tendered as part of the exchange is subject to conditions, including the conditions described in Section 6 of the Offer to Exchange entitled “Conditions of this Offer.”

13. Material U.S. Federal Income Tax Consequences.

The following is a summary of the material U.S. federal income tax consequences of the exchange of options for new options pursuant to the offer for eligible option holders subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code of 1986, as amended, referred to as the “Code,” its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, including the application of the alternative minimum tax and the Medicare tax on net investment income, nor is it intended to be applicable in all respects to all categories of option holders. If you are subject to the tax laws of another country (even if you are also a citizen or a resident of the United States), or if you change your residence or citizenship after the new options are granted to you, you should be aware that there might be other tax and social security consequences that may apply to you.

We strongly recommend that you consult your tax advisor with respect to the federal, state, local, non-U.S. and any other tax consequences of your participation in this offer, as the tax consequences to you are dependent on your specific individual tax situation.

Eligible option holders who exchange eligible options for new options pursuant to this offer generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange. However, see the discussion below under the heading “Incentive Stock Options” for information concerning the possibility that, even if you elect not to participate in the offer, your incentive stock options may be affected.

For U.S. tax purposes, new options that are issued in exchange for eligible options that were incentive stock options will also be incentive stock options, unless federal tax rules limit this characterization, and new options that are issued in exchange for eligible options that were nonstatutory stock options will also be nonstatutory stock options.

Incentive Stock Options

Under current law, you generally will not realize any taxable income upon the grant of an incentive stock option or upon the exercise of an incentive stock option. Rather, you will be taxed for U.S. federal income tax purposes at the time you dispose of the shares acquired upon exercise of the incentive stock option.

If the date upon which you dispose of the shares subject to an incentive stock option is more than two years from the date on which the incentive stock option was granted, referred to as the “2-year holding period,” and more than one year from the date on which you exercised the option, referred to as the “1-year holding period,” then your entire gain or loss on disposition is characterized as long-term capital gain or loss, rather than as ordinary income. However, if a disposition does not meet these holding period requirements, referred to as a “disqualifying disposition,” then a portion of your gain from such disposition will be characterized as ordinary income and a portion may be short-term capital gain if the 1-year holding period has not been satisfied. The portion of the gain that is characterized as ordinary income will be equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price of the option and (b) the excess of the sales price over the exercise price of the option. This deferral of the recognition of tax until the time of sale of the shares, as well as the possible treatment of the “spread” as long-term capital gain, are the principal advantages of your options being treated as incentive stock options.

If you choose not to participate in the offer, we believe that you will not be subject to current U.S. federal income tax. We currently anticipate that the offer will not remain open for 30 days or more. However, the terms of the offer allow us to extend the Offer Expiration Date (currently scheduled to be December 10, 2024) at our discretion which could result in the offer being open for 30 or more days. If you elect not to participate in the offer, in certain circumstances your existing options may be subject to unfavorable tax consequences. Should the offer remain open for 30 days or more and you choose not to participate in the offer, you may be deemed to have a “modified option” pursuant to certain provisions of the Code. Such modified option will contain all of the prior terms of the existing option, except that the first day of the offer will be deemed to be the date of the grant of the option for purposes of determining whether the holding periods described above are satisfied. As a result, in order for you to receive favorable tax treatment with respect to any such incentive stock option, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two years from the date this offer commenced (i.e., the date of the deemed modification) and more than one year after the exercise of the option. If these holding periods (and all other incentive stock option requirements) are met, then under current law, the excess of the sale price of the shares over the exercise price of the option will be treated as long-term capital gains.

Nonstatutory stock options

Under current law, you generally will not realize taxable income upon the grant or vesting of a nonstatutory stock option. However, when you exercise a nonstatutory stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise is greater than the exercise price you pay. If the exercise price of a nonstatutory stock option is paid in shares of common stock or a combination of cash and shares of common stock, the excess of the value (on the date of exercise) of the shares of common stock purchased over the fair market value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you. Your holding period for the shares acquired through exercise of the option will begin on the date of exercise. Your tax basis for any shares acquired through exercise of the option will equal the exercise price you paid plus any income recognized upon the exercise of the option.

Upon the disposition of shares acquired through exercise of a nonstatutory stock option, you generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the shares and your tax basis in such shares. Such capital gain or loss will be long-term capital gain or loss if you have held the shares for more than one year prior to the date of the sale, and will be short-term capital gain or loss if you held such shares for less than one year.

Tax consequences to the Company

The grant of a stock option by us will have no tax consequences to us. Subject to certain requirements under the Code and certain reporting requirements, we generally will be entitled to a deduction upon your exercise of a nonstatutory stock option or upon a disqualifying disposition of an incentive stock option in an amount equal to the ordinary income attributable to you.

We recommend that you consult your own investment and tax advisor with respect to the federal, state, local and non-U.S. tax consequences of participating in the offer.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the new options are granted to you pursuant to the offer, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the new options as a replacement grant). We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

If you are considering participating in this Offer, you should consult your own financial, legal and/or tax advisors concerning the federal, state and local tax consequences in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction applicable to you. Please refer to Schedule A of this document if you reside outside the U.S.

IF YOU RESIDE OUTSIDE THE UNITED STATES THE INFORMATION CONTAINED IN THIS SECTION MAY NOT BE APPLICABLE TO YOU. YOU ARE ADVISED TO REVIEW THE COUNTRY SPECIFIC DISCLOSURES IN SCHEDULE A ATTACHED HERETO AND TO CONSULT WITH AN APPROPRIATE PROFESSIONAL ADVISOR AS TO HOW LOCAL TAX OR OTHER LAWS OF YOUR COUNTRY OF RESIDENCE APPLY TO YOUR SPECIFIC SITUATION.

PLEASE NOTE THAT TAX LAWS CHANGE FREQUENTLY AND VARY WITH INDIVIDUAL CIRCUMSTANCES AND INDIVIDUAL FOREIGN JURISDICTIONS. PLEASE CONSULT A TAX ADVISOR TO DETERMINE THE TAX CONSIDERATIONS RELEVANT TO YOUR PARTICIPATION IN THIS OFFER.

14. Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 of the Offer to Exchange entitled “Conditions of this Offer” has occurred or is deemed by us to have occurred, to extend the period of time during which this Offer is open, and thereby delay the acceptance for exchange of any options, by giving written notice, including electronically posted or delivered notices, of such extension to the option holders eligible to participate in the exchange or making a public announcement thereof. If we extend the Offer Expiration Date, we also will extend your right to withdraw tenders of Eligible Options until such extended Offer Expiration Date.

We also expressly reserve the right, in our reasonable judgment, before the Offer Expiration Date, to terminate or amend this Offer and to postpone our acceptance and cancellation of any options elected for exchange upon the occurrence of any of the conditions specified in Section 6 by giving written notice of such termination, amendment or postponement to the option holders eligible to participate in the exchange and making a public announcement, including electronically posted or delivered notices. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the options elected for exchange promptly after termination or withdrawal of an offer to exchange.

Subject to compliance with applicable law, we further reserve the right, before the Offer Expiration Date, in our discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by us to have occurred, to amend this Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this Offer to option holders or by decreasing or increasing the number of options being sought in this Offer.

Amendments to this Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m. Eastern Time on the next U.S. business day after the last previously scheduled or announced Offer Expiration Date. Any public announcement made pursuant to this Offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change.

If we materially change the terms of this Offer or the information concerning this Offer, or if we waive a material condition of this Offer, we will extend this Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Except for a change in price or a change in percentage of securities sought, the amount of time by which we will extend this Offer following a material change in the terms of this Offer or information concerning this Offer will depend on the facts and circumstances, including the relative materiality of such terms or information. If we decide to take any of the following actions, we will publish notice or otherwise notify you of such action in writing after the date of such notice:

(a)	we increase or decrease the amount of consideration offered for the options; or

(b)	we decrease the number of options eligible to be elected for exchange in this Offer;

and if this Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this Section 14 of this Offer, we will extend this Offer so that this Offer is open at least ten business days following the publication, sending or giving of notice.

For purposes of this Offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

15. Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections to exchange options pursuant to this Offer.

16. Additional Information.

We recommend that, in addition to this Offer to Exchange and the Terms of Election, you review the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024, as supplemented by our Additional Definitive Proxy Materials on Schedule 14A, filed with the SEC on April 19, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 6, 2024, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 6, 2024;

●	our Current Reports on Form 8-K, filed with the SEC on February 8, 2024, May 21, 2024, September 30, 2024 and October 7, 2024; and

●	the description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-40710) as originally filed with the SEC on August 4, 2021 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023), which description is incorporated herein by reference.

Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

We will also provide, without charge, to each person to whom a copy of this Option Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Tigo Energy, Inc.

655 Campbell Technology Parkway, Suite 150

Campbell, California 95008

Attn: Bill Roeschlein

(408) 402-0802

As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Option Exchange, you should rely on the statements made in the most recent document.

The information contained in this Option Exchange about the Company should be read together with the information contained in the documents to which we have referred you.

17. Miscellaneous.

This Option Exchange and our SEC reports referred to above include forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and our Annual Report on Form 10-K for the year ended December 31, 2023. Furthermore, such forward-looking statements speak only as of the date of this report. We undertake no obligation to publicly update or revise any forward-looking statements contained herein for any reason after the date of this report to conform these statements to new information, actual results or changes in our expectations, except as required by applicable law.

The safe harbor provided in the Private Securities Litigation Reform Act of 1995, by its terms, does not apply to statements made in connection with this Offer.

We are not aware of any jurisdiction where the making of this Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of this Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, this Offer will not be made to, nor will elections to exchange options be accepted from or on behalf of, the option holders residing in such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ELECT TO EXCHANGE OR REFRAIN FROM EXCHANGING YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ELECTION CONCERNING EXCHANGE OF OPTIONS FORM. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Tigo Energy, Inc.

November 12, 2024

SCHEDULE A

A GUIDE TO TAX & LEGAL ISSUES FOR NON-U.S. EMPLOYEES AND DIRECTORS

The following is a discussion of the material tax consequences of participating in the exchange of eligible stock options and the grant of new stock options pursuant to the Offer subject to tax in Italy. This discussion is based on the law in effect in Italy as of October 28, 2024. This discussion is general in nature and does not consider all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this discussion may be out of date at the time the new stock options are granted, you exercise the new stock options or you sell shares acquired at exercise of the new stock options.

If you are a citizen or resident of more than one country, transferred employment to another country since the date your eligible options were granted or are considered a resident of more than one country for local law purposes, the information contained in this discussion may not be applicable to you and/or you may experience tax and/or social insurance consequences in more than one country if you participate in the Exchange Offer. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the new options are granted to you pursuant to the Exchange Offer, or when you exercise the new options, you may be subject to tax not only in the new country, but also in the original country. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Italy apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of eligible stock options for the new stock options.

Grant of New Stock Options

You will not be subject to tax when the new stock options are granted to you.

Exercise of New Options

When you exercise your new options, you will be subject to income tax on the difference (or “spread”) between the “normal value” of the shares on the date of exercise and the exercise price. “Normal value” is defined as the average listed closing price of the underlying shares during the one month immediately preceding (and including) the relevant date (in this case, the exercise date). The spread will be included in your individual income tax base an employment income, that is taxed at progressive rates.

Sale of Shares

When you sell the shares acquired at exercise of your new options, you will be subject to capital gains tax, which is a substitute tax levied at a 26% rate. The taxable amount will be the difference between the sales proceeds less the “normal value” of the shares at the date of exercise.

Withholding and Reporting

Your employer is required to withhold and report the income tax at the time when you exercise the new options. However, your employer is not required to withhold the tax when you sell your new options. You are responsible for reporting on your personal income tax return and paying any and all tax resulting from the sale of your shares.

You might have to comply with tax monitoring obligations in connection with financial assets held abroad, which include options and shares in foreign companies. This is done by filling a form of the annual tax return (Form RW of UNICO PF or Form W of Modello 730). A stamp duty of 0,2% (IVAFE) is due on the value of assets held abroad (e.g. when you hold the shares after exercise).

Social insurance contributions

Social insurance contributions are not due on stock options.

SCHEDULE B

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF

TIGO ENERGY, INC.

The directors and executive officers of the Company and their positions and offices as of November 11, 2024, are set forth in the following table:

NAME	POSITIONS AND OFFICES HELD
Zvi Alon	Chairman of the Board and Chief Executive Officer
Tomer Babai	Director
Joan C. Conley	Director
Sagit Manor	Director
James Scopa	Director
Michael Splinter	Director
Stanley Stern	Director
John Wilson	Director
Bill Roeschlein	Chief Financial Officer
Anita Chang	Chief Operating Officer
Jing Tian	Chief Growth Officer
James (JD) Dillon	Chief Marketing Officer

The address of each director and executive officer is: c/o Tigo Energy, Inc. 655 Campbell Technology Parkway, Suite 150, Campbell, CA 95008.